Exhibit 99.2

               RELEASE IN CONJUNCTION WITH SEVERANCE COMPENSATION

     This Release of Claims ("Release") is between ProAssurance Corporation ("ProAssurance"), The Medical Assurance Company, Inc., and any successor company that has assumed the Agreement to which this Release was an attachment (all such organizations being referred to in this Release as the "Companies") and Edward
L. Rand, Jr. ("Executive").

     The Companies and Executive have agreed to terminate their employment relationship. To effect an orderly termination, the Executive, and the Companies are entering into this Release.

     1. For the purposes of this Release, "Date of Termination" is the effective date of Executive's termination of employment from Companies. Executive hereby waives any and all rights Executive may otherwise have to continued employment with or re-employment by the Companies or any parent, subsidiary or affiliate of Companies.

     2. Effective with the Date of Termination, Executive is relieved of all duties and obligations to the Companies, except as provided in this Release or any applicable provisions of the Release and Severance Compensation Agreement between Companies and Executive, dated March 31, 2005 ("Agreement"), which survive termination of the employment relationship.

     3. Executive agrees that this Release and its terms are confidential and shall not be disclosed or published directly or indirectly to third persons, except as necessary to enforce its terms, by Executive or to Executive's immediate family upon their agreement not to disclose the fact or terms of this Release, or to Executive's attorney, financial consultant or accountant, except that Executive may disclose, as necessary, the fact that Executive has terminated Executive's employment with the Companies.

     4. Any fringe benefits that Executive has received or currently is receiving from the Companies or its affiliates shall cease effective with the Date of Termination, except as otherwise provided for in this Release, in the Agreement or by law.

     5. The parties agree that the terms contained and payments provided for in the Agreement are compensation for and in full consideration of Employee's release of claims under this Release, and Executive's confidentiality, non-compete, non-solicitation and non-disclosure agreements contained in the Agreement.

     6. The Executive shall be under no duty or obligation to seek or accept other employment and shall not be required to mitigate the amount of the Severance Benefits (as defined and provided under the Agreement) by seeking employment or otherwise, provided, however, that the Executive shall be required to notify the Companies if the Executive becomes covered by a health or dental care program providing substantially similar coverage, at which time health or dental care continuation coverage provided under the Agreement shall cease.

     7. Executive waives, releases, and forever discharges the Companies and each of their direct or indirect parents, subsidiaries, affiliates, and any partnerships, joint ventures or other entities involving or related to any of the Companies, their parents, subsidiaries or affiliates, and all present or former employees, officers, agents, directors, successors, assigns and attorneys of any of these corporations, persons or entities (all collectively referred to in this Release as the "Released") from any and all claims, charges, suits, causes of action, demands, expenses and compensation whatsoever, known or unknown, direct or indirect, on account of or growing out of Executive's employment with and termination from the Companies, or relationship or termination of such relationship with any of the Released, or arising out of related events occurring through the date on which this Release is executed. This includes, but is not limited to, claims for breach of any employment contract; handbook or manual; any express or implied contract; any tort; continued employment; loss of wages or benefits; attorney fees; employment discrimination arising under any federal, state, or local civil rights or anti-discrimination statute, including specifically any claims Executive may have under the federal Age Discrimination in Employment Act, as amended, 29 USC ss.ss. 621, et seq.; emotional distress; harassment; defamation; slander; and all other types of claims or causes of action whatsoever arising under any other state or federal statute or common law of the United States.

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     8. The Executive does not waive or release any rights or claims that may arise under the federal Age Discrimination in Employment Act, as amended, after the date on which this Release is executed by the Executive.

     9. The Executive acknowledges and agrees that Executive has been advised in writing by this Release, and otherwise, to CONSULT WITH AN ATTORNEY before Executive executes this Release.

     10. The Executive agrees that Executive received a copy of this Release prior to executing the Agreement, that this Release incorporates the Companies' FINAL OFFER; that Executive has been given a period of at least twenty-two (22) calendar days within which to consider this Release and its terms and to consult with an attorney should Executive so elect.

     11. The Executive shall have seven (7) calendar days following Executive's execution of this Release to revoke this Release. Any revocation of this Release shall be made in writing by the Executive and shall be received on or before the time of close of business on the seventh calendar day following the date of the Employee's execution of this Release at ProAssurance's address at 100 Brookwood Place, P. O. Box 590009, Birmingham, Alabama 35259-0009, Attention: Chairman, or such other place as the Companies may notify Executive in writing. This Release shall not become effective or enforceable until the eighth (8th) calendar day following the Executive's execution of this Release.

     12. Executive and the Companies acknowledge that they have read and understand this Release, that they have had adequate time to consider this Release and discuss it with their attorneys and advisors, that they understand the consequences of entering into this Release, that they are knowingly and voluntarily entering into this Release, and that they are competent to enter into this Release.

     13. This Release shall benefit and be binding upon the parties and their respective directors, officers, employees, agents, heirs, successors, assigns, devisees and legal or personal representatives.

     14. This Release, along with the attached Agreement, sets forth the entire agreement between the parties at the time and date these documents are executed, and fully supersedes any and all prior agreements or understandings between them pertaining to the subject matter in this Release. This Release may not be modified or amended except by a written agreement intended as such, and signed by all parties.

     15. Except to the extent that federal law controls, this Release is to be construed according to the law of the state of Alabama.

     16. If any provision of this Release is determined to be unenforceable, at the discretion of ProAssurance the remainder of this Release shall not be affected but each remaining provision or portion shall continue to be valid and effective and shall be modified so that it is enforceable to the fullest extent permitted by law.

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     17. To signify their agreement to the terms of this Release, the parties have executed it on the date set forth opposite their signatures, or those of their authorized agents, which follow.


                                                          EXECUTIVE

Dated:____________________________          By:   ______________________________


                                            Name: ______________________________



                                                PROASSURANCE CORPORATION

Dated:____________________________          By:   ______________________________


                                            Its:  ______________________________


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